Exhibit 99.1

OPNET Announces Financial Results for First Quarter of Fiscal 2012

September Dividend Set at $0.12 Per Share

BETHESDA, MD—August 2, 2011—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for application and network performance management, today announced that revenue for the first fiscal quarter, ended June 30, 2011, was $40.2 million, compared to $31.1 million for the same quarter in the prior fiscal year. Diluted earnings per share for the first quarter of fiscal 2012 were $0.18, compared to $0.06 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.12 per share, which represents one quarter of the Company’s fiscal 2012 annual dividend target of $0.48, payable on September 29, 2011 to stockholders of record as of the close of business on September 15, 2011. During fiscal 2011, the Company paid aggregate quarterly dividends of $0.40 per share and a one-time special dividend of $0.75 per share.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong quarterly results for fiscal Q1. Our performance was driven by both sequential and year over year increases in revenue from corporate enterprise and United States government customers; although, total revenue was down sequentially due to the seasonal buying patterns of international customers. Our strong quarterly performance allowed us to achieve record operating income of $6.3 million.”

Mr. Cohen continued, “APM product sales continued to drive our performance, and accounted for 58% of our total product bookings during the quarter. APM product sales increased 24% over the same quarter last year. We believe that the growth in APM is being driven by both superior analytics, and our end-to-end solutions that span networks, applications, and systems. We further believe that these competitive advantages can generate sustained growth in product revenue and profitability over the long term.”

The Company’s first quarter fiscal 2012 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the First Quarter of Fiscal 2012:

•

Total revenue increased year-over-year 29.5% to $40.2 million from $31.1 million for the same quarter of fiscal 2011. Total revenue for the quarter decreased sequentially 2.1% from $41.1 million for the fourth quarter of fiscal 2011.

•

Product revenue increased year-over-year by 49.8% to $19.4 million from $13.0 million for the same quarter of fiscal 2011. Product revenue for the quarter decreased sequentially 9.9% from $21.6 million for the fourth quarter of fiscal 2011.

•

Deferred revenue increased year-over-year by 6.1% to $42.9 million from $40.4 million at the end of the same quarter of fiscal 2011. Deferred revenue for the quarter decreased sequentially 9.6% from $47.5 million at the end of the fourth quarter of fiscal 2011.

•	Gross margin increased year-over-year to 79.3% from 76.4% for the same quarter of fiscal 2011. Gross margin increased sequentially from 79.1% in the fourth quarter of fiscal 2011.

•	Operating margin increased year-over-year to 15.6% from 7.4% for the same quarter of fiscal 2011. Operating margin increased sequentially from 15.2% in the fourth quarter of fiscal 2011.

•	Earnings per share increased year-over-year to $0.18 from $0.06 for the same quarter of fiscal 2011. Earnings per share increased sequentially from $0.17 in the fourth quarter of fiscal 2011.

Non-GAAP Financial Highlights for the First Quarter of Fiscal 2012:

•	Non-GAAP gross margin increased year-over-year to 80.7% from 77.9% for the same quarter of fiscal 2011. Non-GAAP gross margin increased sequentially from 80.5% in the fourth quarter of fiscal 2011.

•

Non-GAAP operating margin increased year-over-year to 18.4% from 10.3% for the same quarter of fiscal 2011. Non-GAAP operating margin increased sequentially from 17.8% in the fourth quarter of fiscal 2011.

•

Non-GAAP earnings per share increased year-over-year to $0.21 from $0.09 for the same quarter of fiscal 2011. Non-GAAP earnings per share increased sequentially from $0.20 in the fourth quarter of fiscal 2011.

Second Quarter Fiscal Year 2012 Financial Outlook

OPNET currently expects fiscal 2012 second quarter GAAP revenue to be between $40.0 million and $44.0 million, and GAAP diluted net income per common share to be between $0.16 and $0.24 and non-GAAP diluted net income per common share to be between $0.19 and $0.27 The non-GAAP diluted net income per common share expectation excludes approximately $654,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Tuesday, August 2, 2011 at 5:00 p.m. Eastern Time to review financial results for the first quarter of fiscal 2012.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 800-642-1687 or 706-645-9291 for international callers. For replay, enter passcode # 81559932. The replay will be available from 8:00 p.m. Eastern Time August 2, 2011 through 11:59 p.m. Eastern Time August 9, 2011.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses — research and development

•	operating expenses — sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of application and network performance management solutions. For more information about OPNET and its products, visit www.opnet.com.

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OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the second quarter of fiscal 2012, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 3, 2011, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:

Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2011	2010

Revenue:
Product	$19,429	$12,972
Product updates, technical support, and services	14,692	12,322
Professional services	6,126	5,791

Total revenue	40,247	31,085

Cost of revenue:
Product	2,471	1,292
Product updates, technical support, and services	1,447	1,288
Professional services	3,866	4,302
Amortization of acquired technology and customer relationships	539	459

Total cost of revenue	8,323	7,341

Gross profit	31,924	23,744

Operating expenses:
Research and development	9,242	8,063
Sales and marketing	12,599	10,450
General and administrative	3,789	2,923

Total operating expenses	25,630	21,436

Income from operations	6,294	2,308
Interest and other expense, net	(59)	(30)

Income before provision for income taxes	6,235	2,278
Provision for income taxes	2,046	939

Net income	$4,189	$1,339

Basic net income per common share	$0.19	$0.06

Diluted net income per common share	$0.18	$0.06

Basic weighted average common shares outstanding	22,090	20,926

Diluted weighted average common shares outstanding	22,637	21,562

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,				Three Months Ended March 31,
	2011		2010		2011

GAAP gross profit	$31,924		$23,744		$32,515
Stock-based compensation expense included in cost of revenue	26		22		22
Amortization of intangibles included in cost of revenue	540		459		540

Non-GAAP gross profit	$32,490		$24,225		$33,077

GAAP income from operations	$6,294		$2,308		$6,239
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	539		397		533
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	565		484		565

Non-GAAP income from operations	$7,398		$3,189		$7,337

GAAP net income	$4,189		$1,339		$3,823
Stock-based compensation expense — total	539		397		533
Amortization of intangibles — total	565		484		565
Provision for income tax	(453	) (1)	(352	) (2)	(439	) (2)

Non-GAAP net income	$4,840		$1,868		$4,482

Diluted net income per common share:
GAAP	$0.18		$0.06		$0.17

Non-GAAP	$0.21		$0.09		$0.20

Diluted weighted average common shares outstanding
GAAP	22,637		21,562		22,507

Non-GAAP	22,637		21,562		22,507

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 41% based on projected taxable income.
(2)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40% based on actual taxable income.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30, 2011	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$88,277	$83,296
Marketable securities	32,992	31,432
Accounts receivable, net	25,202	32,597
Unbilled accounts receivable	2,108	1,915
Inventory	577	666
Deferred income taxes, prepaid expenses and other current assets	4,292	4,289

Total current assets	153,448	154,195

Property and equipment, net	13,496	12,701
Intangible assets, net	3,942	4,507
Goodwill	15,406	15,406
Deferred income taxes and other assets	5,373	5,014

Total assets	$191,665	$191,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,639	$1,247
Accrued liabilities	14,124	14,698
Other income taxes	324	186
Deferred rent	192	182
Deferred revenue	38,154	42,282

Total current liabilities	54,433	58,595

Accrued liabilities	67	107
Deferred rent	2,714	2,422
Deferred revenue	4,769	5,215
Other income taxes	707	661

Total liabilities	62,690	67,000

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	124,036	121,230
Retained earnings	26,858	25,348
Accumulated other comprehensive loss	(594)	(649)
Treasury stock, at cost	(21,355)	(21,136)

Total stockholders’ equity	128,975	124,823

Total liabilities and stockholders’ equity	$191,665	$191,823